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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                    August 30, 2004

                          INSITUFORM TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                           0-10786                          13-3032158
-------------------------------        ------------------------     ---------------------------------
(State or other jurisdiction of        (Commission File Number)     (IRS Employer Identification No.)
      incorporation)

702 Spirit 40 Park Drive, Chesterfield, Missouri                                   63005
------------------------------------------------------                  ----------------------------
    (Address of principal executive offices)                                     (Zip Code)

Registrant's telephone number,
including area code                                                             (636) 530-8000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  1.01 Entry into a Material Definitive Agreement.

      Insituform Technologies, Inc. (the "Company") entered into an employment letter dated August 25, 2004 with Thomas W. Vaughn. Pursuant to the terms of the employment letter, the Company hired Mr. Vaughn as its Senior Vice President and Chief Operating Officer effective as of August 30, 2004. The employment letter provides that Mr. Vaughn will receive an annual base salary, which is currently $330,000, a signing bonus of $50,000, and an annual bonus. Mr. Vaughn's annual bonus is calculated with reference to (a) a range of percentages of Mr. Vaughn's annual base salary identified by the Company's Compensation Committee based upon a center point objective of 50%, intended to provide an opportunity of up to twice the center point and (b) annual goals, each identified by the Compensation Committee. The 2004 annual bonus will be prorated for the portion of the year in which Mr. Vaughn was employed by the Company. Mr. Vaughn's base salary and his annual bonus are both subject to annual reviews by the Compensation Committee. The Company will also provide Mr. Vaughn with a car allowance and medical and life insurance benefits. Mr. Vaughn is eligible to participate in the Company's Long-Term Incentive Plan. Pursuant to his letter agreement, Mr. Vaughn's 2004 Long-Term Incentive Plan grant has a nominal value of $346,000, the actual components of which were pending Board of Directors approval, but in the past have consisted of stock options, restricted stock and/or cash.

      The employment letter provides that if Mr. Vaughn's employment is terminated without "cause" during the first 24 months of employment, upon his termination, he will be entitled to receive a severance payment equal to 12 months' base salary, car allowance and medical benefits, and reasonable outplacement assistance.

      The employment letter also provides that in connection with Mr. Vaughn's relocation to the Company's headquarters facilities, certain expenses will be reimbursed to Mr. Vaughn under the Company's relocation policy. Mr. Vaughn has also entered into a non-competition and non-solicitation agreement with the Company that expires one year and one month after his service to the Company has ended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      (c) Effective as of August 30, 2004, the Company's Board of Directors appointed Thomas W. Vaughn, age 53, to the position of Senior Vice President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Vaughn was President and Chief Operating Officer of Williams Group International, Inc.

      The description of the material terms of the employment letter between the Company and Mr. Vaughn contained in Item 1.01 (Entry into a Material Definitive Agreement) of this Form 8-K is incorporated by reference into this Item 5.02(c).

Item  9.01. Financial Statements and Exhibits.

      (c)   Exhibits.

            See the Index to Exhibits attached hereto.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INSITUFORM TECHNOLOGIES, INC.

                                   By: /s/ Christian G. Farman
                                      ------------------------------------------
                                      Christian G. Farman
                                      Vice President and Chief Financial Officer

Date:    September 3, 2004

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                                INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

      Exhibit  Description

      10.1 Employment Letter between Insituform Technologies, Inc. and Thomas W. Vaughn (with Forms of Stock Option Award Agreement and Restricted Stock Award Agreement attached).